Snyder’s-Lance Declares Regular Quarterly Dividend

CHARLOTTE, NC, August 4, 2017 - Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) announced today that the Company’s Board of Directors has declared a regular cash dividend on the Company’s common stock of $0.16 per share, payable August 30, 2017 to shareholders of record at the close of business August 22, 2017.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site:
www.snyderslance.com.
LNCE-E
Investor Contact
Kevin Powers, Senior Director, Investor Relations
Kpowers@snyderslance.com, (704) 557-8279